UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 13, 2018 (November 8, 2018)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 8, 2018, Geoffrey L. Stringer notified the Board of Directors (the “Board”) of Kimball Electronics, Inc. (the “Company”) of his retirement from the Company’s Board effective immediately. Mr. Stringer was initially elected to the Board in 2014 after the spin-off of the Company from its former parent. At the time of his retirement, Mr. Stringer also served as a member of the Audit Committee. Mr. Stringer indicated his decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 8, 2018, the Company announced the appointment of a new independent director to the Company’s Board, Robert J. Phillippy, effective immediately. Mr. Phillippy will replace Mr. Stringer.

As a Class III Director, Mr. Phillippy will stand for election at the 2020 Annual Meeting of Share Owners of the Company. The Board also appointed Mr. Phillippy to serve on the Audit Committee of the Board. There are no arrangements or understandings between Mr. Phillippy or any person pursuant to which Mr. Phillippy was selected as a Director of the Company.

Mr. Phillippy retired in 2016 from his position as President, Chief Executive Officer, and a Director of Newport Corporation as a result of the acquisition of Newport. He served in that capacity for over eight years, was President and Chief Operating Officer from July 2004 to September 2007, and prior to that time, served in various executive management roles since joining Newport Corporation in 1996. Prior to joining Newport, he served for 12 years in various management roles for Square D Company, a division of Schneider Electric, progressing from field sales engineer to Vice President of Channel Marketing. Mr. Phillippy’s extensive experience as a chief executive officer of a publicly traded company and his broad knowledge of marketing and highly technical products will provide expertise and experience in corporate governance, operations, and product development.

Mr. Phillippy currently serves on the boards of directors of ESCO Technologies (NYSE: ESE) and Materion Corporation (NYSE: MTRN). Mr. Phillippy holds a B.S. degree in electrical engineering from the University of Texas, as well as a Masters of Management from the Kellogg Graduate School of Management at Northwestern University.

All independent (non-employee) directors receive annual retainer fees of $75,000 plus an additional $65,000 of retainer fees paid in shares of Common Stock of the Company. The Directors can elect to receive some or all of the $75,000 portion of their annual retainer fees in shares of the Company’s Common Stock. The additional $65,000 of annual retainer fees shall be paid in shares of the Company’s Common Stock. Non-employee directors can elect to defer all, or a portion of, their stock retainer fees until termination of service from the Board. Shares of Common Stock will be issued either under the Company’s 2014 Stock Option and Incentive Plan or the Non-Employee Directors Stock Compensation Deferral Plan. Directors are also reimbursed for reasonable travel expenses incurred in connection with Board and Committee meeting attendance.

The Company’s press release announcing the retirement of Mr. Stringer and the appointment of Mr. Phillippy is attached on Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Share Owners of the Company was held on November 8, 2018, and the following items were voted on by Share Owners:
1. The Board is divided into three classes with approximately one-third of the directors up for election each year, with Class I standing for re-election at this meeting. Members of the Board are elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting. Class I members were elected based on the following election results:

Class I Nominees as Directors serving a 3 year term	Votes For	Votes Withheld	Broker Non-Votes
Donald D. Charron	15,064,137	5,509,063	3,068,886
Colleen C. Repplier	14,944,463	5,628,737	3,068,886
Gregory J. Lampert	14,256,233	6,316,967	3,068,886
2. The ratification of the selection of Deloitte & Touche, LLP as the independent registered public accounting firm for the fiscal year 2019 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining
23,607,614	15,818	18,654
3. The compensation paid to the Company’s Named Executive Officers was approved, by a non-binding, advisory vote, based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
19,763,135	740,871	69,194	3,068,886
4. The preferred frequency for the Company to conduct future advisory votes on the compensation paid to the Company’s Named Executive Officers was approved for every one year, by a non-binding, advisory vote, based on the following voting results:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
17,290,290	723,155	2,524,327	35,428	3,068,886

Item 7.01 Regulation FD Disclosure
Senior management of the Company will present an overview of the Company at the Southwest IDEAS Investor Conference in Dallas, Texas, on November 14, 2018. The Company’s press release announcing the conference presentation is attached on Exhibit 99.2, and the slides to be used in the presentation are being furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.2 and Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events
On November 8, 2018, the Board approved a resolution to authorize an extension to the Company’s current stock repurchase program (the “Plan”) by allowing a repurchase of up to an additional $20 million of common stock of the Company. This extension brings the total authorized stock repurchases under the Plan to $80 million, with no expiration date. The Plan was initially authorized on October 21, 2015 as an 18-month repurchase plan to repurchase up to $20 million of our common stock. The Plan was extended in September 2016 to allow the repurchase of an additional $20 million worth of common stock with no expiration date and was extended again in August 2017 to allow the repurchase of up to an additional $20 million of the Company’s common stock. The Plan may be suspended or discontinued at any time. The Company’s press release announcing the stock repurchase plan is attached on Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated November 8, 2018
99.2	Press Release dated November 12, 2018
99.3	Investor Presentation dated November 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: November 13, 2018